UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2011

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

(314) 678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On August 8, 2011, Stereotaxis, Inc. issued a press release (the "Press Release") setting forth its financial results for the second quarter of fiscal 2011. A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2011, Daniel J. Johnston, Chief Financial Officer, notified the Company of his decision to resign from the Company effective August 15, 2011. The Company and Mr. Johnston entered into a Consulting Agreement for a term beginning on August 16, 2011 and ending on December 31, 2011. Under the Consulting Agreement, Mr. Johnston will provide consulting services to the Company for a minimum of ten hours per week. The foregoing summary of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which has been attached to this Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits.

99.1        Press release dated August 8, 2011.

99.2        Consulting Agreement dated August 5, 2011, between Stereotaxis, Inc. and Daniel J. Johnston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: August 08, 2011	By:	/s/ Daniel J. Johnston
Daniel J. Johnston
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press release dated August 8, 2011.
EX-99.2	Consulting Agreement dated August 5, 2011, between Stereotaxis, Inc. and Daniel J. Johnston.